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                                                                  EXHIBIT 10.101

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT, is made effective the 1st day of March, 1995, between WILLIAM F. DONOVAN, hereinafter referred to as "Lessor," and DRCA HOUSTON CLINICS, INC., a Texas corporation, hereinafter referred to as "Lessee."

                              W I T N E S S E T H:

     1.  DEMISED PREMISES:

         A. Lessor, in consideration of the covenants and agreements hereinafter contained, does hereby demise and lease to Lessee a 4,003 square-foot (approximately) building and the property at 12445 East Freeway, described in Exhibit "A", hereinafter referred to as the "demised premises" which is attached hereto and made a part hereof, as if fully rewritten herein, and situated at Houston, Harris County, Texas.

     2.  TERM:

     To have and to hold the same, together with all improvements and appurtenances now and thereafter located therein and thereon, including the right to entrance and exit over all streets, parking lots and areaways adjacent thereto, for and during a term of three (3) years, commencing on the 1st day of March, 1995, and expiring on the 28th day of February, 1998, inclusive, subject, however, to Paragraph 4 hereof as to effective commencement and also subject to Paragraph 23 concerning extensions or renewals. However, this lease will automatically terminate upon the effective date of any termination of Northshore Orthopedics Assoc.'s
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Contract for Services with PhysiCare, L.L.P., or Lessor's Physician Employment
Agreement with Northshore Orthopedics, Assoc., both executed of even date herewith.

     3.  RENTAL:

         Lessee shall pay to Lessor as rent for said demised premises, a fixed rent (hereinafter, "Rent"), in the sum of Three Thousand Three Hundred Thirty and No/100 Dollars ($3,300.00), per month in the first year of the lease term. In the second year, and in each succeeding year thereafter, the Rent shall be increased by a factor of 1.02 times (x) the prior year's annual rentals. For example, in year two (2), Rent payable monthly shall be $5,538.60, (being $39,600.00 x 1.02 = $40,392.00 / 12 = $3,366.00 per month); in year three (3),
Rent payable monthly shall be $3,433.32 (being $40,392.00 x 1.02 = $41,199.84 /
12 = $3,433.32 per month); and so on.

         The Rent shall be payable in equal monthly installments on the first day of each and every calendar month during the term of this Lease, with the first payment to be made subject to the provisions of Paragraph 4, relating to adjustment for a fractional first month.

     4.  COMMENCEMENT OF TERM AND RENT:

     Anything in this Lease to the contrary notwithstanding, in the event the day of commencement of Rent thereunder shall occur on a day other than the first day of the month, the first rental payment shall be adjusted for the proportionate fraction of the whole month so that all rental payments other than the first shall be made and become due and payable on the first day of each month.

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     5.  USE OF PREMISES:

     It is understood and agreed that the demised premises being leased will be used by the Lessee in the operation of a medical clinic, but Lessor agrees the premises may be used for any lawful purpose.


     6.  MAINTENANCE OF HEATING AND AIR CONDITIONING PLANT:

     Lessor and Lessee will jointly maintain the heating plant and an air conditioning plant, the roof, the exterior walls, the plumbing (excluding faucets and similar maintenance items), the electrical system (excluding light bulbs and similar maintenance items), the foundation, and the parking lot in the demised premises. The Lessor and Lessee shall equally share the cost of all repairs and provide all maintenance, adjustments, and replacements promptly as needed.

     7.  MAINTENANCE BY LESSEE:

     Lessee is fully familiar with the condition of the leased property and accepts said property as is. Lessee further agrees to fully and promptly maintain and repair those items in the demised premises for which Lessee is responsible. All such repairs, replacements, and renewals shall be equal in quality and class to the original work. Lessee further agrees not to do or permit any act or thing which might impair the value or the usefulness of the leased property or any part thereof or commit or permit any waste of the leased property or any part thereof. Lessor makes no representation or warranty with respect to the condition of the leased property or its fitness or availability for any particular use, and neither Lessor nor any successor or assignee shall be liable for any latent or patent defect therein. Lessee agrees to promptly surrender the leased premises to the Lessor in the same condition as when received, ordinary wear and tear and destruction by fire or the elements or other unavoidable casualties excepted.

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     8.  CARE OF PREMISES:

     Lessee agrees to keep the demised premises in a neat and clean condition, free from danger of damage by fire, and shall refrain from permitting any nuisance or fire hazard thereon, and shall permit no unlawful or immoral practice to be carried on within said premises within its knowledge or consent or by it or any person, and that it will at all times comply in its occupancy and use of said premises with all ordinances of the City of Houston or Harris County, and with all state and federal laws and regulations relating thereto.

     9.  LIABILITY INSURANCE:

     Lessee shall procure and pay the premium for liability insurance in the amounts of One Million and No/100 Dollars ($1,000,000.00) per occurrence in respect to injuries to any one person, and Two Million and No/100 Dollars ($2,000,000.00) per occurrence in the aggregate, to protect Lessee and Lessor against liability for such injury to persons and such damage upon or about the building on the demised premises, and will cause its agent for insurance to furnish coverage certification at each renewal period thereof. All policies shall include Lessor and any first mortgagee as a named insured.

     10.  ACCESS BY LESSOR:

     Lessor, and the authorized representatives of Lessor, shall have the right to enter the demised premises at all reasonable times to examine the condition thereof, but such rights shall not be exercised in a manner to interfere unreasonably with the business of the Lessee. At any time within six (6) months prior to the expiration of this Lease or any extension or renewal hereof, Lessor, with the express written permission of Lessee, may show said premises to prospective purchasers or tenants, and within such period, with the express written permission

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of Lessee, may attach to the building or erect on the premises a notice advertising said property for sale or letting.

     11.  UTILITIES AND WASTE DISPOSAL:

     Lessee agrees to pay for all utilities used upon the demised premises, including but not limited to electricity, gas, water, sewer charges, provided suitable meters are installed to measure Lessee's consumption of same. Lessee shall provide for the regular removal of all trash, rubbish, and garbage from the demised premises.

     12.  CONDEMNATION:

     If the premises, in whole or in part, shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease or any extension hereof, this Lease shall terminate as of the date the condemnation award is paid to the Lessor and all rent shall be adjusted to the date of such payment. Lessee reserves the right to prosecute its claim for an award based on its leasehold interest for such taking without impairing any of the rights of the Lessor. Upon termination of the Lease, Lessor shall be entitled to keep and receive to the extent herein provided, subject to the rights of the first mortgagee as hereinafter provided, the total awards made in any condemnation proceedings, unless the condemning authority shall make separate awards to the Lessor and Lessee for their respective interests. Lessee shall be responsible for filing any claim which it may desire to make for damages to its leasehold estate or to its property situated on the demised premises. The parties agree that the determination of the condemning authority, or condemnation court or appellate court, if any, shall be final and binding on the parties and neither shall share or participate in the separate award of the other.

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     13.  DEFAULT CLAUSE:

     If the demised premises shall be deserted for a period of over thirty (30) days, or if Lessee shall be adjudicated a bankrupt, or if a trustee or receiver of Lessee's property shall be appointed, or if Lessee shall make an assignment for the benefit of creditors, or if default shall at any time be made by Lessee in the payment of the Rent reserved herein, or any installment thereof for more than ten (10) days after written notice of such default by the Lessor, or if there shall be default in the performance of any other covenant, agreement, condition, rule or regulation herein contained or hereafter established on the part of the Lessee for thirty (30) days after written notice of such default by the Lessor, this Lease, if the Lessor so elects shall thereupon become null and void, and the Lessor shall have the right to re-enter or repossess the leased property, either by force, summary proceedings, surrender or otherwise, and dispossess and remove therefrom the Lessee or other occupants thereof and their effects, without being liable to any prosecution therefor. In such case, the Lessor may, at its option, relet the demised premiss or any part thereof, as the agent of the Lessee, and the Lessee shall pay the Lessor the amount by which the Rent and charges equivalent to Rent reserved herein for the balance of the term shall exceed the rental income so obtained from reletting the demised premises for the same period.

     14.  ASSIGNMENT AND SUBLETTING:

     Lessee shall not have the right to sublet the demised premises, or any part thereof, or to assign this Lease, unless Lessee first obtains the prior written consent of the Lessor's Assignee, if any, provided further that no such subletting or assignment shall relieve the Lessee of any of its obligations hereunder. Each sublease or assignment shall provide that it is subject and subordinate to the

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rights of the Lessor under this Lease and to any renewal, amendment, or modification thereof, and the rights of any mortgage to which this Lease is subject or subordinate and to all renewals, modifications, consolidations, and extensions thereof. The provisions for such subordination shall be self-operative so that no further instrument of subordination need be required by any mortgagee.

     15.  CASUALTY INSURANCE:

     Lessee agrees at all times during the term of this Lease to keep all buildings and improvements appurtenant to the premises insured against fire, lightning, windstorm, other perils and extended coverage, including vandalism and malicious mischief for the full replacement value of the lease premises. Said policies shall be written or endorsed so as to fully protect the Lessor and the Lessee and shall contain the usual mortgagee's loss payable clause covering any mortgage made by the Lessor, and shall be payable to them as their respective interests may appear. Said insurance policies shall provide that they cannot be canceled or amended except on ten (10) days' prior written notice to the Lessee and any mortgagee, and that there shall be no subrogation against Lessee, subtenants or licensees.

     16.  MUTUAL WAIVER OF SUBROGATION:

     Lessor and Lessee each hereby releases the other, and their respective employees, agents, and every person claiming by, through, or under either of them, from any and all liability or responsibility (to the other or anyone claiming by, through or under them by way or subrogation or otherwise) for any loss or damage to any property (real or personal) caused by fire or any other insured peril to the extent such fire or peril is covered by that respective party's insurance

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policy if such loss or damage shall have been caused by the fault or negligence of the other party, their employees or agents or such other tenant or any employees or agent thereof.

     17.  FIRE CLAUSE:

     The phrase "Total Destruction of the Demised Premises" as used in this
Section is defined as damage to or destruction of more than fifty percent (50%) of the demised premises by fire or other causes covered by the extended coverage referred to above.

     A. In the event of Total Destruction of the Demised Premises, during the original term, or in the event of damage to the demised premises less than total destruction at any time during the term of this Lease, Lessee shall promptly rebuild or restore the demised premises to as nearly as possible their condition immediately prior to such destruction or damage, such work to be commenced within sixty (60) days from the time of disaster, and thereafter prosecuted with due diligence until such restoration is completed. Should the Lessee fail to prosecute such restoration work, as provided above, then this Lease shall be terminated. If the proceeds of insurance shall be insufficient to pay the entire costs of said repair or restoration and rebuilding, Lessee agrees to first pay all such costs and expenses representing that deficiency.

     B. All rent shall be abated during the period the demised premises are damaged and untenantable, and for a period of thirty (30) days after the date reconstruction is completed, or until the date upon which Lessee shall reopen the business, whichever is earlier.

     C. In the event of less than total destruction of the demised premises, during the period the demised premises are damaged and/or undergoing reconstruction, all rental shall abate unless Lessee chooses to occupy a portion of the demised premises, in which event Lessee shall

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pay rental in such proportion to the entire rental herein reserved as the area in the demised premises occupied by Lessee bears to the total space in the demised premises.

     D. In the event of termination of this Lease, any unearned rent paid by Lessee shall be prorated and refunded to Lessee, with insurance proceeds following said Lease termination to be paid to Lessor.

     18.  TAXES:

     Lessee agrees to pay all taxes assessed against the premises, or which arise from the operation of its business and could become a lien against the premises, during the term of this Agreement or any extension hereof. Lessee covenants and agrees to pay for any special assessments which may be levied upon the demised premises, as well as any other charges of every description which during the term of this lease may be levied on or assessed against the leased premises.

     19.  LESSEE'S FIXTURES, EQUIPMENT AND GOODS:

     Any and all fixtures, equipment (particularly medical equipment) and goods installed by Lessee shall be and remain the property of Lessee, and Lessee may, at any time, remove any and all fixtures, goods, and equipment (particularly medical equipment) installed by it in or on the demised premises. Lessee shall promptly repair any damage or injury to the demised premises caused by such removal. Heating and air conditioning equipment and systems are a part of the building and shall not be removed.

     Lessee will, at its own expense, conform the building fixtures and appurtenances to applicable federal and state laws as to requirements for health, welfare and safety of employees of the Lessee and hold the Lessor harmless from any and all fines, costs or damages which may

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be levied against Lessee, if any, by reason of a violation of such law. Lessor warrants, that to his actual knowledge, upon inquiry, that the demised premises conform in all respects to applicable federal, state, and local laws and regulations related to the use of the demised premises for the above stated purpose.

     20.  ADDITIONS, ALTERATIONS, OR REMODELING:

     Lessee, or any of its assignees or subtenants, shall have the right to make any alterations, improvements or additions to the demised premises for the purpose of its business or the business of its assignees or subtenants, provided such alterations, improvements or additions are made in accordance with the requirements of local ordinances and public authorities having jurisdiction thereover, and provided that the value of the property shall not be diminished thereby. In making such alterations, improvements or additions, the Lessee may salvage any material or equipment which shall be removed or replaced. Lessor agrees to promptly sign applications, permits, or consents which may be required by public authorities, in connection with such alterations, improvements or additions to the demised premises required by Lessee, its assignees or subtenants. Lessee shall also have the right to erect, install, maintain, and operate on the demised premises such equipment, fixtures, and signs as Lessee may deem advisable. It is understood that any work of any kind made and done under this paragraph shall be made and done at Lessee's own cost, and Lessee agrees to indemnify and hold Lessor harmless from any and all mechanics' liens that may be filed by reason thereof. In the event of the ultimate removal of any personal property, equipment, or fixtures, including signs, the Lessee agrees to repair any damage resulting therefrom.

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     21.  COVENANT OF TITLE AND QUIET ENJOYMENT:

     Lessor covenants and warrants that it has full right and lawful authority to enter into this Lease for the term thereof; that Lessor is lawfully vested of the premises, including the demised premises and parking facilities appurtenant thereto and has good title thereto, except as noted in the title insurance policy applicable hereto, and except real estate taxes due but not yet payable, and that, if Lessee is not in default herein, Lessee's quiet and peaceable enjoyment of the demised premises during the term of this Lease or any extension hereof shall not be disturbed or interfered with by anyone.

     22.  RIGHT TO MORTGAGE:

     Lessee, upon request of Lessor, will subordinate this Lease to any first mortgage which now or hereafter affects the demised premises and to any renewals, modifications, or extensions of such mortgage. At Lessor's request, Lessee will execute and deliver such instruments subordinating this Lease to any first mortgage. In the event the Lessor fails to pay the principal or interest of any installment thereof due on any such mortgage senior to this Lease, the Lessee may discharge such obligations and deduct the cost thereof from the rental then or thereafter due hereunder. Mortgagee will provide Lessee, in consideration of this subordination clause, a letter signed by an officer of Mortgagee's firm that Lessee's lease, as contained herein, will be recognized as valid in the event Mortgagee becomes owner of the demised premises.

     23.  EXTENSION OR RENEWAL:

     Lessee shall have the right and option to renew this Lease and extend the term hereof for three (3) consecutive periods of five (5) years each, upon such terms and conditions as are agreed between Lessor and Lessee at least 90 days prior to the expiration of the initial term hereof.

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Lessee may exercise this option by giving Lessor at least sixty (60) days previous written notice of its election to make each such extension.

     24.  NOTICES:

     All notices or requests under this Lease shall be given by Certified Mail, to the following addresses, or in the alternative to such other addresses as may be given in writing.

          1.  WILLIAM F. DONOVAN
              903 Creekwood Way
              Houston, Texas 77024

          2.  DRCA HOUSTON CLINICS, INC.
              3 Riverway, Suite 1430
              Houston, Texas 77056

              ATTN: President

     25.  SHORT FORM LEASE:

     Lessor and Lessee agree to execute at any time a short form lease for recording purposes, setting forth the legal description of the property, the term of the lease and reference to other pertinent provisions.

     26.  LESSOR'S AND LESSEE'S CONSENT:

     Lessor and Lessee covenant that whenever their respective consent or approval is required hereunder, it will not unreasonably withhold or delay such consent or approval.

     27.  MISCELLANEOUS:

     A. Upon the termination of this Lease, whether by lapse of time or otherwise, all buildings and improvements then and at such time upon said demised premises shall belong to Lessor, subject to the terms of Paragraphs 19 and 20 regarding fixtures, equipment and goods of Lessee.

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     B.  One or more waiver of any covenant or condition by Lessor or Lessee shall not be construed as a waiver of the further breach of the same covenant or condition, or of an other covenant or condition herein contained.

     C. The covenants, conditions, and agreements of this Lease shall be binding upon and shall inure to the benefit of the heirs, representatives, successors, and assigns of the parties hereto.

     D. This Lease and the terms hereof may be changed or modified only by execution of such change or modification in writing by the parties hereto, or their successors, heirs or assigns.

     E. If Lessee remains in possession of the demised premises after the expiration of the term of this Lease, or any renewal or renewals hereof, without the execution of a new Lease, or of an agreement extending the term hereof, or without the exercise of the renewal options herein granted to Lessee, Lessee shall be deemed to be occupying the demised premises as a tenant from month to month, subject to all of the terms of this Lease as may be applicable to a month-to-month tenancy, and at the annual Rent provided for herein, prorated on a monthly basis.

     F. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those

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as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     28.  HOLD HARMLESS:

     Lessee agrees to indemnify and save harmless the Lessor against all claims, demands, liabilities, damages, suits, actions, and proceedings or judgment thereon, including the costs of defending against any suit, action, or proceeding filed against Lessor on any claim, demand or liability.

     29.  NET PROVISIONS:

     Except as otherwise provided herein, it is the intention of the parties hereto that the Lessor shall receive a net cash rental without offset, deduction or other expense of any kind, and that the Lessor shall not be required to make any expenditures whatsoever in connection with this Lease or to improve, repair, or maintain the leased premises in any way during the term hereof or any extension thereof, the Lessee being responsible for and paying all amounts, liabilities and obligations of all forms and types concerning the leased premises. Except as set forth in this Lease, the obligations and liabilities of the Lessee under this Lease shall not be affected by any circumstance or occurrence whatsoever, and except as specifically provided herein, Lessee does waive any other rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leased property or any part thereof, or to any abatement, suspension, deferment, diminution, or reduction of the rent on account of any action or occurrence.

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     IN WITNESS WHEREOF, the parties have executed this Lease in duplicate the day and year first hereinabove written.

                                    LESSOR:

                                    WILLIAM F. DONOVAN



                                    By: /s/ WILLIAM F. DONOVAN
                                        ---------------------------------------
                                            WILLIAM F. DONOVAN

                                    LESSEE:

                                    DRCA HOUSTON CLINICS, INC.



                                    By: /s/ JEFF R. CASEY
                                        ----------------------------------------
                                            Jeff R. Casey
                                            Senior Vice President

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